Exhibit 21

SUBSIDIARIES OF
THE COOPER COMPANIES, INC.
A DELAWARE CORPORATION

JURISDICTION OF
NAME    INCORPORATION
THE COOPER COMPANIES, INC.    Delaware
CooperVision, Inc.                New York
TCC Holdings S.a.r.l.        Luxembourg
The Cooper Companies Global Holdings LP    England-Wales
CooperVision International Holding Company, LP    England
CooperVision do Brasil Ltda3    Brazil
CooperVision Caribbean Corp.    Cayman Islands
CooperVision (UK) Holdings Ltd.    United Kingdom
CooperVision Ltd.    United Kingdom
CooperVision Manufacturing Limited    England-Wales
CooperVision Australia Pty Limited    Australia
CooperVision Distribution SPRL    Belgium
CooperVision Canada Corp.    Canada
CooperVision GmbH    Germany
CooperVision Italia srl    Italy
CooperVision Nederland, Belgian Branch    Belgium
CooperVision Holdings Japan KK    Japan
CooperVision Japan, Inc.    Japan
Coopervision S.A. (Pty) Limited    South Africa
Sauflon Pharmaceuticals Ltd.    United Kingdom
Origio A/S    Denmark
Cooper Medical, Inc.             Delaware
CooperSurgical, Inc.        Delaware
Origio, Inc.                                    Virginia

Each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above.